Exhibit 10.25

LEE ENTERPRISES, INCORPORATED

SUPPLEMENTARY BENEFIT PLAN

Amended and Restated as of January 1, 2008

ARTICLE I

Establishment of Plan

1.1 Establishment of Plan. Lee Enterprises, Incorporated (the “Company”) established the Lee Enterprises, Incorporated Supplementary Benefit Plan (the “Plan”), effective July 1, 1980. The Plan was amended and restated effective April 26, 1990. The Plan was initially amended and restated, effective January 1, 2005, in order to comply with the requirements of Internal Revenue Code section 409A. The Plan is, again, hereby amended and restated, effective January 1, 2008, in order to ensure continued compliance with the requirements of Internal Revenue Code section 409A.

1.2 Purpose. The purpose of the Plan is to provide certain designated managerial and highly compensated employees with unfunded, supplemental individual account retirement savings in excess of the amounts provided under the Lee Enterprises, Incorporated Employees’ Retirement Account Plan. The Plan is not intended to be, nor shall it be considered, an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), but it is intended to be, and shall be administered as, an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401 of ERISA.

ARTICLE II

Definitions

Whenever used in the Plan, the following terms when capitalized have the following meanings unless a different meaning is plainly required by the context. In addition, defined terms used in the Employees’ Retirement Account Plan have the same meaning for purposes of the Plan, unless a different meaning is plainly required by the context:

2.1 “Account” means the individual account established and maintained by the Plan Administrator or its delegate in the name of a Participant and to which Employee Contributions, Matching Contributions, Profit Sharing Contributions, and gains and losses are allocated.

2.1A “Additional SERP Employee Contributions” means an Employee Contribution equal to that as elected by the Participant on a valid Additional SERP Employee Contribution Deferral Agreement, but in no event more than 45% of the Participant’s Compensation.

2.1B “Additional SERP Employee Contributions Deferral Agreement” means a valid Deferral Agreement with respect to Participant’s election to defer Additional SERP Employee Contributions.

2.2 “Beneficiary” means the person or persons designated as a Participant’s Beneficiary under Article VII and, unless clearly inappropriate in the context, an alternate payee under a QDRO, pursuant to Section 13.2(b) of the Plan.

2.2A “Benefit Election Form” means the form provided by the Employer to an Eligible Employee to be used by such Eligible Employee to elect a time and form of payment with respect to any Contributions made to his or her Account under this Plan.

2.3 “Board of Directors” means the Board of Directors of the Employer or any successor by merger, purchase or otherwise, or any person or persons to whom authority to act on behalf of such Board has been granted.

2.4 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.4A “Code Section 409A” means Code section 409A and any regulations or other administrative guidance issued thereunder.

2.5 “Committee” means the Executive Compensation Committee of the Board of Directors, or a person or entity to which it delegates any of its responsibilities hereunder.

2.6 “Company” means Lee Enterprises, Incorporated and its designated affiliates.

2.7 “Compensation” means, with respect to Participants who are officers or managerial employees of the Company, Compensation as defined in Section 1.13 of the Retirement Account Plan, as amended from time to time, but disregarding references in that section to the limitations imposed by Code section 401(a)(17).

2.7A “Contributions” means contributions to the Plan as provided in Section 4.1.

2.7B “Controlled Group” means any entity within the 80-percent controlled group within which the Company is also included, as determined under Treas. Reg. §1.409A-(1)(g).

2.8 “Deferral Agreement” means a written agreement, made on a form designated by the Company, between an Eligible Employee and the Employer, whether entered into before or after the Eligible Employee became an Employee, under which the Eligible Employee agrees to defer Compensation in excess of the contribution limits provided under the Retirement Account Plan.

2.9 “Effective Date” means January 1, 2005.

2.10 “Eligible Employee” means an Employee designated as by the Company pursuant to Section 3.1 of the Plan.

2.11 “Employee” means an Employee as defined in Section 1.26 of the Retirement Account Plan.

2.12 “Employee Contributions” means allocations to the Participant’s Account pursuant to Section 4.1(a) of the Plan.

2.13 “Employer” means Lee Enterprises, Incorporated and its designated affiliates who adopt the Plan.

2.13A “Excess Retirement Account Plan Contributions” means an Employee Contribution equal to the excess of (A) the amount that would have been allocated to the Participant’s Account for a Plan Year under the terms of the Retirement Account Plan, if the Retirement Account Plan were administered without regard to the limitations in Code sections 401(a)(17), 402 and 415, but in no event more than 5% of the Participant’s Compensation, OVER (B) the amount actually permitted to be allocated to a Participant’s Retirement Account Plan Account (as such term is defined in the Retirement Account Plan) under Code sections 401, 402 and 415. With respect to a given Participant, once limitations in Code sections 401(a)(17), 402 or 415 have been reached in the Retirement Account Plan, Excess Retirement Account Plan Contributions shall automatically commence in this Plan unless the Participant’s election with respect to the Retirement Account Plan is cancelled prior to the applicable calendar year.

2.13B “Master Benefits Database” means the written document maintained by the Employer containing all employer contributions payable with respect to the Employer’s qualified and nonqualified retirement plans.

2.14 “Matching Contributions” means allocations to a Participant’s Account pursuant to Section 4.1(b) of the Plan.

2.15 “Participant” means a participant as defined in Section 3.2 of the Plan.

2.16 “Plan” means the Lee Enterprises, Incorporated Supplementary Benefit Plan, as set forth herein, including any amendments thereto.

2.17 “Plan Administrator” means the Committee, as designated under Section 9.1 of the Plan.

2.18 “Plan Year” means the calendar year.

2.19 “Profit Sharing Contributions” means allocations to a Participant’s Account under Sections 4.1(e) and (f) of the Plan.

2.20 “Retirement Account Plan” means the Lee Enterprises, Incorporated Employees’ Retirement Account Plan, including any plans merged into it and any successor to it.

2.20A “Separation from Service” means termination of employment upon which a Participant ceases performing services for all entities within the Controlled Group. Notwithstanding, a Separation from Service shall also include a reduction in a Participant’s rate of services to any such entity that is reasonably anticipated to be a permanent reduction to a rate that is 20 percent or less of the average rate of services performed by the Participant in the 36 months prior to such reduction. If a Participant ceases or reduces services under a bona fide leave of absence, a Separation from

Service occurs after the close of the 6-month anniversary of such leave; provided, however, that if the Participant has a statutory or contractual right to reemployment, the Separation from Service shall be delayed until the date that the Participant’s right ceases or, if the Participant resumes services, until the Participant subsequently has a Separation from Service. For purposes of determining whether a Participant has a Separation from Service, services taken into account shall include services performed for the Company as an independent contractor but not services performed as a director of any entity within the Controlled Group. Determination of whether a Separation from Service occurs shall be made in a manner that is consistent with Treas. Reg. §1.409A-1(h).

2.20B “Specified Employee” means a Participant who is reasonably determined to a be a “specified employee” within the meaning of Code section 409A(a)(2)(B)(i) as of December 31 of a calendar year and who shall be treated as such for the 12-month period beginning the next April 1 and for twelve calendar months thereafter.

2.21 “Social Security Wage Base” means the level at which Compensation is not subject to Social Security taxes pursuant to Code section 3121(a)(1).

ARTICLE III

Eligibility and Participation

3.1 Eligibility. Each individual who is designated as an Eligible Employee will be eligible to become a Participant if he or she is an active participant under the terms of the Retirement Account Plan and is selected to be a Participant in this Plan as a member of a select group of managerial or highly compensated employees.

3.2 Participation. An individual who is designated as an Eligible Employee and who satisfies the requirements of Section 3.1 above will become a Participant in the Plan when the Committee receives the Participant’s initial Benefit Election Form. Any individual with an Account in this Plan as of January 1, 2005 shall automatically become a Participant in this Plan.

3.3 Initial Deferral Elections and Benefit Election Forms.

(a) Regarding Initial Deferral Elections.

An Eligible Employee is not required to complete a separate Deferral Agreement in order to defer Excess Retirement Account Plan Contributions into this Plan. The Account of an Eligible Employee shall be credited on a payroll period basis with Excess Retirement Account Plan Contributions to the extent thereof.

In order to defer Compensation into this Plan as Additional SERP Employee Contributions, a Participant must make a deferral election by executing and filing an Additional SERP Employee Contributions Deferral Agreement with the Company by December 15th of the year prior to the year in which the Compensation will be earned. In the case of a new Participant, an election to defer Compensation into the Plan as Excess Retirement Account Plan Contributions must be filed with the Company within 30 days of the individual first becoming eligible to participate in the Plan and shall only apply to Compensation earned after the date of such election. A Participant’s election to defer a certain percentage of Compensation as Additional SERP Employee Contributions shall be irrevocable during any calendar year in which it is in effect. If a Participant allows a previous deferral election to remain in effect, then the Participant’s election for subsequently earned Compensation shall be considered made and irrevocable on the December 31st preceding the year in which the applicable Compensation will be earned.

(b) Regarding Benefit Election Forms. All Eligible Employees shall at the time of becoming an Eligible Employee complete a Benefit Election Form that shall govern the time and form of distribution of his or her Account, if any, under this Plan. Notwithstanding the immediately preceding sentence, to the extent that an Eligible Employee fails to complete a Benefit Election Form as otherwise required by the immediately preceding sentence, such Eligible Employee shall be required to complete a Benefit Election Form at time of completing his or her first Deferral Agreement. A Participant is not entitled to change a valid, existing Benefit Election Form, except as otherwise provided for in Sections 6.3 and 6.6 of the Plan.

(c) The following forms of distribution are available to Participants under this Plan:

(i) A single lump sum.

(ii) 50% of the Participant’s Account balance will be paid in a lump sum and the remaining 50% of the Participant’s Account balance will be paid in an installment payable on the first day of the thirteenth month following the lump sum payment. The installment described in this paragraph (ii) shall be treated as separate payment for the purposes of Section 6.3 of the Plan.

(iii) Annual installment payments up to but not exceeding 15 payments. Annual installment payments described in this paragraph (iii) shall not be treated as separate payments for the purposes of Section 6.3 of the Plan and no more than one annual installment may be paid in any given calendar year. The amount of each annual payment shall be determined by dividing the Participant’s Account at the end of the month prior to such payment by the number of years remaining in the elected installment period.

ARTICLE IV

Supplementary Plan Benefit

4.1 Contributions.

(a) Employee Contributions. The Participant’s Employee Contribution into this Plan shall equal the sum of:

(i) the Participant’s Excess Retirement Account Plan Contributions; AND

(ii) the Participant’s Additional SERP Employee Contributions.

Notwithstanding anything to the contrary contained herein, a Participant may defer no more than 50% of his or her Compensation between the Retirement Account Plan and this Plan.

(b) Matching Contributions Prior to December 2, 2008. The Account of a Participant shall be credited on a payroll period basis with an amount equal to 100% of the Participant’s Excess Retirement Account Plan Contributions into this Plan up to a total of 5% of the Participant’s Compensation for the year once limitations in Code sections 401(a)(17), 402 or 415 have been reached in the Retirement Account Plan. The preceding sentence shall only apply to Excess Retirement Account Plan Contributions made to this Plan prior to December 2, 2008.

(c) Matching Contributions On or After December 2, 2008. With respect to Compensation paid on or after December 2, 2008, the Account of a Participant shall be credited on a payroll period basis with an amount equal to a stated percentage of the Participant’s Excess Retirement Account Plan Contributions into this Plan, up to certain maximums, as provided for by the Master Benefits Database, which is incorporated herein by reference

(d) Profit Sharing Contributions Prior to December 2, 2008. The Account of an Eligible Participant shall be credited on a payroll period basis with a nondiscretionary Profit Sharing Contribution in an amount equal to 4.96% of the Participant’s Compensation up to the Social Security Wage Base; provided that for any Compensation the Participant earns in excess of the Social Security Wage Base, the Company shall credit an amount equal to 9.52% of the Participant’s excess Compensation once limitations in Code sections 401(a)(17), 402 or 415 have been reached in the Retirement Account Plan. The preceding sentence shall only be effective with respect to Compensation paid prior to December 2, 2008.

(e) Profit sharing Contributions On or After December 2, 2008. With respect to Compensation paid on or after December 2, 2008, the Account of an Eligible shall be credited on a payroll period basis with a nondiscretionary Profit Sharing Contribution equal to the amount as provided for by the Master Benefits Database.

4.2 Investments; Investment Earnings. Each Participant may elect to invest his Account under this Plan in the investment options made available by the Committee from time to time. A Participant’s investment elections under this Plan shall be independent of his investment elections under the Retirement Account Plan. A Participant’s Account shall be credited (or debited) daily with the gains (or losses) applicable to the investment vehicle selected by the Participant pursuant to this Section 4.2. If a Participant fails to make an investment election with respect to his Account, his Account shall be invested in a default investment option designated by the Committee. A Participant’s Account shall continue to be credited with investment gains (or losses) until the Participant’s Account is fully distributed.

ARTICLE V

Vesting

5.1 General. A Participant shall be one hundred percent (100%) vested in Profit Sharing Contributions, Matching Contributions, and Employee Contributions made to the Plan on behalf of the Participant.

5.2 Forfeiture. Notwithstanding anything else to the contrary herein, the portion of a Participant’s Account attributable to Matching Contributions and Profit Sharing Contributions (and earnings thereon) made on or after January 1, 2007 shall be forfeited, and no party, including the Beneficiary of a Participant, shall have any claim to any portion of it, if the Committee, in its sole discretion, determines, at the time the Participant or Beneficiary is entitled to receive a distribution under Article VI or, if later, at the time he or she becomes entitled to receive benefits under the Plan:

(a) That the Participant has violated the terms of any applicable employment or non-compete agreement;

(b) That the Participant’s employment with the Employer has been terminated for any act of malfeasance or nonfeasance by the Participant in the performance of his or her duties; or

(c) That the Participant has taken actions, including but not limited to communication with clients, potential clients, employees or potential employees, designed to or reasonably likely to interfere with or damage the Employer’s business.

ARTICLE VI

Distributions

6.1 Benefit Distributions. A Participant’s Account or, where applicable, the Beneficiary’s Account, shall be distributed in accordance with the Participant’s current Benefit Election Form, pursuant to Section 3.3 of this Plan. Notwithstanding the preceding sentence, in the event a Participant fails to complete a valid Benefit Election Form, the Participant’s Account or, where applicable, the Beneficiary’s Account, (i) shall be distributed in the form described in Section 3.3(c)(ii) of this Plan, and (ii) such distribution shall commence on the first business day of the second month following the Participant’s Separation from Service.

6.2 Death or Disability before Distribution. If a Participant becomes disabled or dies before his Account is fully distributed, the balance of the Account shall be distributed to the Participant or the Participant’s Beneficiary at the same time and in the same manner as the payments would have been made to the Participant if the Participant had not become disabled or died.

6.3 Subsequent Change of Elections. A Participant may make a prospective election to change the time or form of distribution of the Participant’s entire Account balance by executing such an election in writing (on a form prescribed by the Committee) within the time periods described in this Section 6.3. To constitute a valid election for purposes of this Section 6.3, (i) the election must specify the time and form of distribution selected by the Participant from the options specified in Section 3.3(c), (ii) the election must be executed and delivered to the Company at least 12 months prior to the date in which the first payment would otherwise have been due under the Participant’s prior election, and (iii) the first payment must be delayed by at least 60 months from the date the first payment would otherwise have been due under the Participant’s prior election. In the event an election fails to satisfy the terms of this Section 6.3, such election shall be void, and payment shall commence under the Participant’s previous valid election or, if none exists, shall be paid in accordance with the default rules of Section 6.1 of this Plan.

6.4 Small Benefit Cash-Out. Notwithstanding the above, if the Account balance of a Participant who is entitled to begin payment equals $10,000 or less, the Participant’s Account balance shall be paid in a single lump sum payment in full discharge of all liabilities with respect to such benefits. A distribution in accordance with the previous sentence shall be made on the first day of the second month following the Participant’s Separation from Service.

6.5 Specified Employee Delay. Notwithstanding anything to the contrary, benefits paid by under this Plan reason of Separation from Service to a Participant who is reasonably determined by the Company to be a Specified Employee shall in no event commence before six (6) months following the month in which the Participant has a Separation from Service.

6.6 Other Changes In Distributions. Notwithstanding anything to the contrary contained herein, for periods prior to January 1, 2009, (or such later date as may be provided by the Internal Revenue Service in guidance of general applicability), an officer of the Company who is also a member of the Retirement Account Plan Committee may provide alternative rules for elections with respect to (i) the commencement of payment, and (ii) the form of payment, so long as such alternative rules and any resulting elections conform to the rules provided in Notice 2005-1, and subsequent Internal Revenue Service guidance providing transition relief under Code section 409A.

6.7 Special 2008 Transition Distribution. Notwithstanding anything to the contrary contained herein, all Participant Accounts existing on December 31, 2008, and any amounts contained therein, shall be distributed to Participants on January 15, 2009. Participants who receive distributions in accordance with this Section 6.7 will continue to be eligible to defer Compensation into the Plan. Unless a Participant completes a new Benefit Election Form regarding amounts to be contributed to this Plan in 2009 and thereafter, the Participant’s Benefit Election Form, existing as of December 31, 2008, if any, shall continue to apply with respect to future deferrals under this Plan.

ARTICLE VII

Beneficiaries

7.1. Designation. Upon initial participation in the Plan, each Participant shall submit the form adopted by the Company, designating a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive such benefits as may be payable under the Plan upon the Participant’s death. A Participant may revoke or amend such designation at any time upon written notice to the Committee on a form authorized for such purpose and any such amendment or revocation shall be effective upon receipt and acceptance by the Committee.

7.2 Failure to Designate Beneficiary. If no Beneficiary survives the Participant or if a Beneficiary was never designated, any payments due to the Participant shall be paid in the following order: (i) to the Participant’s surviving spouse, or if there is no surviving spouse, (ii) to the Participant’s estate.

7.3 Distribution for Minor Beneficiary. If a distribution is to be made to a minor Beneficiary, then the Committee may, in its sole discretion, direct that such distribution be paid to the legal guardian of such Beneficiary, or if there is none, to a parent of such Beneficiary or to a responsible adult with whom the Beneficiary maintains his or her residence, or to the custodian for such Beneficiary under the Uniform Gifts to Minors Act or Gifts to Minors Act, if such is permitted by the laws of the state in which the Beneficiary resides. Such a payment to the legal guardian or parent of a minor Beneficiary shall fully discharge the Company and the Plan from further liability on account thereof.

ARTICLE VIII

Notice; Lost Participants and Beneficiaries

8.1 Notice. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as indicated on the Committee’s records will be binding on the Participant or Beneficiary for all purposes of this Plan. Neither the Committee nor the Employer will be obligated to take any further measures to locate a Participant or Beneficiary.

8.2 Lost Participants and Beneficiaries.

(a) If the Committee or Employer notifies any Participant that he or she is entitled to an amount under the Plan, and the Participant or Beneficiary fails to claim such amount or fails to make her location known to the Committee or Employer within 5 years thereafter, then, except as otherwise required by law, the Employer or the Committee may direct that the amount payable be deemed a forfeiture.

(b) If a benefit payable to a lost Participant or Beneficiary is subject to escheat pursuant to applicable state law, neither the Committee nor the Employer will be liable to any person for any payment made in accordance with such law.

ARTICLE IX

Administration of the Plan

9.1 Committee as Plan Administrator. Except as otherwise expressly provided herein, the Plan Administrator will retain exclusive responsibility for the operation, administration and recordkeeping of the Plan. The Plan Administrator shall be the Committee.

9.2 Powers and Duties of the Committee. The Committee will undertake all duties assigned to it under the Plan and will undertake all actions, express or implied, necessary for the proper administration of the Plan. The Committee will have full and absolute discretion to interpret and administer the Plan and its interpretations and decisions will be final. The Committee’s powers and duties include, but are not limited to, the following:

(a) Determining eligibility, Matching Contributions, Profit Sharing Contributions, and distributions under the Plan.

(b) Adopting, interpreting, altering, amending or revoking rules and regulations that it deems necessary or appropriate for the administration of the Plan in accordance with applicable law and other applicable policies.

(c) Interpreting the Plan, deciding all questions concerning the Plan in accordance with the terms of the Plan document, applicable law, contracts and policies and reviewing all claims under the Plan. Such interpretations and decisions will be made in the sole discretion of the Committee and will be final and conclusive on any Employee, former Employee, Participant, former Participant, Beneficiary, or other party. Notwithstanding the foregoing, it is intended that the Plan will be interpreted in accordance with Code section 409A.

(d) Keeping such records and submitting such filings, elections, applications, returns or forms as may be required under ERISA, the Code and regulations thereunder, or under other applicable federal, state, or local law and regulations.

(e) Delegating ministerial duties and employing outside professionals as may be required.

(f) Making and executing amendments to the Plan, as authorized by the Board of Directors.

Any action of the Committee may be taken by a vote or written consent of the majority of the Committee members. Any Committee member shall be entitled to represent the Committee, including the signing of any certificate or written direction, with regard to any action approved by the Committee.

9.3 Allocation and Delegation of Responsibilities.

(a) From time to time, the Committee, pursuant to a written instrument, may delegate its duties and responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person, group or other entity. The Committee shall retain the authority to revoke any such delegation of its duties and responsibilities.

(b) To the extent consistent with the terms of the delegation, any action by a delegate of the Committee will have the same force and effect for all purposes as if such action had been taken by the Committee. In addition, the Committee may authorize one or more persons to execute any certificate or document on behalf of the Committee, in which event any person notified by the Committee of such authorization will be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Committee until such third person is notified of the revocation of such authority.

(c) Any party acting as delegate of the Committee under this Plan is authorized to exercise full and exclusive discretion in determining matters within its assigned area of responsibility, to the same extent as if the activity were being performed by the Committee directly, subject only to review and modification by the Committee in its sole discretion.

9.4 Expenses. Except as otherwise provided herein, all expenses of Plan administration and operation, including the fees of any counsel employed and including any expenses attributable to a termination of the Plan, will be paid by the Employer.

9.5 Indemnification. Neither the Committee nor any of its members or parties to whom it delegates any of its responsibilities shall be personally liable by reason of any contract or other instrument executed by its members or on their behalf in their capacity as the Plan Administrator, or for any mistake of judgment made in good faith, and the Employer shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Employer’s own assets), the Committee (and each of its members, if applicable) and each other officer, employee, or director of the Employer to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Employer) arising out of any act or omission to act in connection with the Plan, unless arising out of such person’s own fraud or bad faith.

ARTICLE X

Claims Procedure

10.1 General. In the event that a Participant is denied any Plan benefit that is claimed, such Participant will be entitled to consideration and review as provided in this Article X.

10.2 Claim Review. Upon receipt of any written claim for benefits, the Committee will be notified and will give due consideration to the claim presented. If the claim is denied to any extent by the Committee, the Committee will furnish to the claimant a written notice within 90 days setting forth (in a manner calculated to be understood by the claimant):

(a) The specific reason or reasons for denial of the claim;

(b) A specific reference to the Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) An explanation of the provisions of this Article X.

10.3 Right of Appeal. A claimant who has a claim denied under Section 10.2 may appeal to the Committee for reconsideration of that claim. A request for reconsideration under this Section 10.3 must be filed by written notice within 60 days after receipt by the claimant of the notice of denial under Section 10.2 of the Plan.

10.4 Review of Appeal. Upon receipt of an appeal the Committee will promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Committee feels such a hearing is necessary. In preparing for this appeal, the claimant will be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal, the Committee will issue a written decision that will be binding on all parties. The decision will be written in a manner calculated to be understood by the claimant and will state specifically its reasons and pertinent Plan provisions on which it relies. The Committee’s decision will be issued within 60 days after the appeal is filed, except that if a hearing is held, the decision may be issued within 120 days after the appeal is filed. The determination of the Committee as to any disputed questions or issues arising under the Plan and all interpretations, determination and decisions of the Committee with respect to any claim hereunder shall be final, conclusive and binding upon all persons.

10.5 Designation. The Committee may designate any person of its choosing to make any determination otherwise required under this Article X.

ARTICLE XI

Amendment

11.1 Right to Amend. The Employer, by action of its Board of Directors, reserves the right to amend this Plan at any time, in whole, or in part, before or after a termination of the Plan in accordance with Section 12.1; provided that any officer of the Company who is also a member of the Retirement Account Plan Committee shall have the authority to approve and adopt amendments that are ministerial or that are required by law.

11.2 Limitations. An amendment of this Plan may not reduce any rights accrued prior to the date of amendment without such Participant’s consent.

11.3 Characterization of the Plan. Notwithstanding Sections 11.1 and 11.2, the Plan may be amended at any time, retroactively if required, if found necessary, in the opinion of the Committee, in order to ensure that: (i) the Plan is characterized as a non-tax-qualified plan of deferred compensation maintained for a select group of management or highly compensated employees, as described under ERISA Sections 201(2), 301(a)(3) and 401(a)(1) and (ii) the Plan conforms to the provisions and requirements of any applicable law, including ERISA and the Code. No such amendment will be considered prejudicial to any interest of a Participant or Beneficiary.

ARTICLE XII

Termination

12.1 Right to Terminate. The Company, by action of its Board of Directors, may terminate this Plan by written instrument, provided, however, that no such termination will deprive any Participant or Beneficiary of a right accrued prior to the date of termination without the Participant’s or Beneficiary’s consent. In order to apply the special distribution rules applicable to terminated plans under Code section 409A, any Plan termination shall be consistent with the requirements of Code section 409A, including but not limited to the following requirements:

(a) All deferred compensation arrangements of the same type shall be terminated with respect to the Participant;

(b) No benefit payments (other than payments that would have been payable under the Plan terms if the termination had not occurred) are made within 12 months of termination of this Plan, and all benefit payments are made within 24 months of termination of this Plan; and

(c) The Employer may not adopt a new, similar plan with respect to the Participant (i.e., a nonqualified account balance deferred compensation plan subject to Section 409A of the Code) for 3 years after the termination of this Plan if such new, similar plan would be aggregated with this Plan under the aggregation rules of Code section 409A.

12.2 Successor to Company. Any corporation or other business organization which is a successor to the Company by reason of a consolidation, merger or purchase of substantially all of the assets of the Company will have the right to become a party to the Plan by adopting the Plan by resolution of its board of directors or other appropriate governing body.

ARTICLE XIII

Miscellaneous

13.1 Tax Withholding. The Employer shall be entitled to withhold an amount sufficient in the opinion of the Employer to satisfy all federal, state and other governmental withholding requirements related to the Participant’s distribution, including, but not limited to, any employment tax liability under the Federal Insurance Contributions Act and any additions to tax pursuant to Code section 409A.

13.2 No Assignment. The right of any Participant or Beneficiary to any benefit or to any payment hereunder will not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind. A distribution by the estate of a deceased Participant or Beneficiary to an heir or legatee of a right to receive payments hereunder will not be deemed an alienation, assignment or anticipation for purposes of this Section 13.2.

(a) Except as provided in subsection (b), no Participant or Beneficiary shall have the right to assign, sell, borrow, transfer, bequeath or encumber rights under the Plan and no person other than a Participant or, after the death of a participant, his or her Beneficiary, shall have any right or claim to any part of a Participant’s Account. Any attempt to assign, sell, borrow, transfer, bequeath or encumber rights under the Plan or to acquire a right or claim to any part of a Participant’s Account shall be void and will not be recognized by the Committee.

(b) The spouse or former spouse of a Participant may acquire part or all of a Participant’s right to his or her Account pursuant to a domestic relations order that meets all of the standards for a Qualified Domestic Relations Order (QDRO) under Section 206(d)(3) of ERISA other than those provisions of Sections 206(d)(3)(E) (relating to the timing and form of payments) and 206(d)(3)(H) (to the extent that it requires segregation of assets or amounts). However, in no event shall a person claiming part or all of an Account pursuant to a QDRO be entitled (1) to payment any earlier than the date the Participant’s right to the benefit becomes nonforfeitable under Article V and payable under Article VI of the Plan, or (2) to the funding or segregation of an Account.

(c) Notwithstanding subsections (a) and (b), the Employer shall pay part or all of a Participant’s or Beneficiary’s Account, to the extent vested, in accordance with the terms of a perfected lien in favor of the Internal Revenue Service, and such payment shall constitute satisfaction of the Employer’s obligation to any other party with respect to that portion of the Account.

13.3 Funding; Right to Trust Assets. The Plan is intended to be unfunded. The obligation of the Employer to make payments hereunder constitutes a general, unsecured obligation of the Employer to the Participant. Notwithstanding the foregoing, the Employer may establish and maintain a separate trust or fund for the payment of benefits under the Plan. No Participant or Beneficiary may have any interest in any particular asset of the trust or the Employer by reason of the Employer’s obligation hereunder, and nothing contained herein creates or may be construed as creating any other fiduciary relationship between the Employer and a Participant or any other person. To the extent any person acquires a right to receive payments from the trust or the Employer hereunder, such right is no greater than the right of an unsecured, general creditor of the Employer. The Committee may provide such direction to the trustee or other custodian on behalf of the Employer as it deems necessary to provide for the proper payment of distributions from the trust.

13.4 Effect on Employment Rights. Neither the existence of the Plan nor the substance of its provisions nor any action taken hereunder will have any effect on the employment rights of any Employee.

13.5 Governing Law. This Plan will be governed by, construed and administered in accordance with the laws of the State of Iowa except to the extent that such laws are preempted by applicable federal law. Any action brought regarding the Plan or its interpretation shall be maintained in the state or federal courts in the state of Iowa.

13.6 Construction. Capitalized terms will have the meanings defined herein. Any undefined capitalized terms under this Plan shall have the same meaning as under the Retirement Account Plan. Singular nouns will be read as plural as appropriate. References to “Section” or “Article” will be read as references to appropriate provisions of this Plan, unless otherwise indicated.

13.7 Severability. The provisions of this Plan will be deemed to be severable. In the event that any provision of this Plan will be held invalid by a court of competent jurisdiction, the surviving provisions of this Plan will remain valid and enforceable according to their terms. Notwithstanding anything contained in the Plan or in any document issued under the Plan, it is intended that the Plan will at all times comply with the requirements of Code section 409A and any regulations or other guidance issued thereunder, and that the provisions of the Plan will be interpreted to meet such requirements. If any provision of the Plan or any election form is determined not to conform to such requirements, the Plan and/or the election form, as applicable, shall be interpreted to omit such offending provision.

This Plan has been restated pursuant to resolution of the Board of Directors on November 13, 2008 effective as January 1, 2008.

LEE ENTERPRISES, INCORPORATED

/s/ Gregory P. Schermer
By:	Gregory P. Schermer
Vice President – Interactive Media

12-9-2008
Date